As filed with the Securities and Exchange Commission on August 1, 2006

Registration Statement No. 333-125258

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SSA Global Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	84-1542338
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

500 W. Madison Suite 2200 Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

SSA Global Technologies, Inc. 2003 Equity Incentive Plan
(Full title of the plan)

Gregory M. Giangiordano
Vice President
SSA Global Technologies, Inc.
500 W. Madison, Suite 2200
Chicago, Illinois  60661

(Name and Address of Agent for Service)

(312) 258-6000

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gary M. Holihan
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois  60601
(312) 861-2000

DEREGISTRATION OF SECURITIES

On July 28, 2006, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 14, 2006, by and among Magellan Holdings, Inc., a Georgia Corporation (now known as Infor Enterprise Solutions Holdings, Inc.) (“Parent”), Globetrot Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), and SSA Global Technologies, Inc., a Delaware corporation (the “Company”), Merger Subsidiary was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 26, 2005 (Registration No. 333-125258) (the “Registration Statement”), the Company hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 1st day of August, 2006.

SSA Global Technologies, Inc.

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on this 1st day of August 2006.

Name, Signature and Title

/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
Vice President
(principal executive officer)

/s/ Stephen P. Earhart
Stephen P. Earhart
Treasurer
(principal financial officer and
principal accounting officer)

/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
Director

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